DELOITTE &
  TOUCHE
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                         DELOITTE & TOUCHE LLP         Telephone: (513) 784-7100
                         250 East Fifth Street
                         P.O. Box 5340
                         Cincinnati, Ohio 45201-5340




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 33-49081 of The Procter & Gamble Company on Form S-8 of our report dated September 10, 1998 appearing in this Annual Report on Form 11-K of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan for the year ended June 30, 1998.



/S/DELOITTE & TOUCHE LLP
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Cincinnati, Ohio
December 15, 1998




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DELOITTE TOUCHE
TOHMATSU
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